PROSPECTUS SUPPLEMENT DATED November 14, 2014

(To Prospectus dated July 17, 2014)

Registration Statement No. 333-194623
Rule 424(b)(3)

55,125,000 Shares

dELiA*s, Inc.

Common Stock

This Prospectus Supplement relates to the potential offer and sale, from time to time, by the Selling Stockholders, of up to 55,125,000 shares of our common stock, issuable upon conversion of our Series B Convertible Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”). This Prospectus Supplement updates certain information included in our Prospectus dated July 17, 2014 (the “Prospectus”), and should be read together with the Prospectus.

The table of Selling Stockholders appearing on page 23 of the Prospectus is hereby revised as follows:

1. All of the shares that were held by Leon G. Cooperman to be offered under the Prospectus were transferred to the person named below. Therefore, the information included in the table of Selling Stockholders for Leon G. Cooperman is hereby deleted and replaced with the information set forth in the table below.

Name of Selling Stockholder	Beneficial Ownership Prior to Offering		Number of Shares Offered Hereby (1)	Beneficial Ownership After Offering
	Number	Percentage(2)		Number	Percent of Class
Omega Charitable Partnership, L.P. (12)	—	—	3,750,000	—	—